                                                                    Exhibit 99.1

                                  NEWS RELEASE
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15301 w. 109TH Street, Lenexa, KS  66219  Phone: 913-647-0158 Fax:  913-647-0132

        investorrelations@elecsyscorp.com

FOR IMMEDIATE RELEASE:

Contact:  Karl B. Gemperli
          (913) 647-0158, Phone
          (913) 647-0132, Fax
          investorrelations@elecsyscorp.com

ELECSYS CORPORATION APPOINTS NEW PRESIDENT AT NTG SUBSIDIARY

Lenexa, Kansas (December 19, 2005) - Elecsys Corporation (AMEX: ASY), announced today the appointment of Mike Reed as the new President of the Company's NTG,
Inc. subsidiary. He will assume his role at NTG in January 2006. Mr. Reed is currently Vice President of Marketing for Ideal Aerosmith, Inc., a provider of inertial guidance test equipment and aerospace engineering services. Prior to his current position, Mr. Reed was Vice President and General Manager of Pentar
Systems, Inc. before its acquisition by Ideal Aerosmith in 2002. Prior to that,
Mr. Reed spent 20 years in various engineering, marketing and management roles at Goodrich Aerospace, Kustom Electronics, and King Radio Corporation. Mr. Reed
holds a bachelor's degree in electrical engineering from the University of Texas and a master's degree in electrical engineering from Stanford University.

Karl B. Gemperli, Chief Executive Officer, stated, "Mike's background in business development and operations management make him the ideal candidate to lead NTG. His broad experience in domestic and international sales and his product development expertise position him to propel NTG into the next phase of growth."

In order to concentrate more heavily on business and technology development, Tom
Hilleary has resigned as President of NTG, effective January 1, 2006. Under a consulting agreement with Elecsys, effective January 1, 2006, Mr. Hilleary's firm, ByStep, LLC, will provide product and business development services to the
Company and its subsidiaries through November 2007. He will also be providing technical and marketing support for NTG's current ScadaNET Network and its oil and gas pipeline Cathodic Protection applications.

Gemperli commented further, "We look forward to working with Tom to develop new proprietary products along with innovative technologies and applications that will further broaden our markets."

Elecsys Corporation is a publicly traded holding company with two wholly owned subsidiaries, DCI, Inc. and NTG, Inc. DCI designs, manufactures, and integrates custom electronic interface solutions for original equipment manufacturers in the

medical, aerospace, communications, industrial product, and other industries.
DCI has specialized capabilities to design and efficiently manufacture custom electronic assemblies which integrate a variety of interface technologies, such as custom liquid crystal displays, light emitting diode displays, and keypads, with circuit boards and other electronic components. NTG designs, markets, and provides remote monitoring solutions for the gas and oil pipeline industry as well as other industries requiring remote monitoring solutions. For more information, visit our website at www.elecsyscorp.com.

Safe-Harbor statement: The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2005. The reader is cautioned that Elecsys Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.